Exhibit 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                         ASIC TECHNICAL SOLUTIONS, INC.

                                      INTO

                        MICROCHIP TECHNOLOGY INCORPORATED

      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)

     Microchip Technology Incorporated, a Delaware corporation, (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of ASIC Technical Solutions, Inc., a California corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the ___ day of March, 2000, determined to merge into itself ASIC Technical Solutions, Inc. on the conditions set forth in such resolutions:

     RESOLVED: That Microchip Technology Incorporated merge into itself its subsidiary, ASIC Technical Solutions, Inc., and assume all of said subsidiary's liabilities and obligations;

     FURTHER RESOLVED: That the Vice President and Chief Financial Officer and the Secretary of this Corporation be and they hereby are directed to make, execute, and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said ASIC Technical Solutions, Inc. into this corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certificate copy thereof in the Office of the Recorder of Deeds of New Castle County.

     IN WITNESS WHEREOF, said Microchip Technology Incorporated has caused its corporate seal to be affixed and this certificate to be signed by C. Philip Chapman, its Vice President and Chief Financial Officer and Mary Simmons, its Assistant Secretary, this 3rd day of March, 2000.

                                        MICROCHIP TECHNOLOGY INCORPORATED

                                        By: /s/ C. Philip Chapman
                                            ------------------------------------
ATTEST:                                     C. Philip Chapman, Vice President,
                                            Chief Financial Officer

By: /s/ Mary K. Simmons
    ----------------------------------
    Mary Simmons, Assistant Secretary